                                                                  EXHIBIT 10.15


              CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE



This Confidential Severance Agreement and General Release ("Agreement") is entered into between and among Nick Blauwiekel ("Blauwiekel") and Teledyne Technologies Incorporated ("Company") as of the date of the Blauwiekel's timely execution of this Agreement ("Effective Date.")


                                    RECITALS

A. Blauwiekel was employed as Vice President of Human Resources for the Company from March 1, 2000 to February 6, 2001. The Company and Blauwiekel have determined that it is in their mutual interests to sever their employment relationship amicably and in confidence, and with that in mind, Blauwiekel has voluntarily terminated his employment effective February 6, 2001.

B. To ease Blauwiekel's transition, the Company is providing the enhanced severance benefits set forth in this Agreement in exchange for which Blauwiekel is releasing and extinguishing for all time any and all possible claims and demands of any kind, nature or description, known or unknown, that he has or might have against the Company and any of its past or present officers, directors, principals, administrators, employees, agents, representatives, attorneys or insurers, or any of their past or present parents, affiliated companies or partnerships, or their successors.

C. Independent and apart from this Agreement, Blauwiekel has been paid a severance of one month's salary and all accrued vacation, and he acknowledges that, except for the sums and benefits provided for in this Agreement, he has been paid all compensation and other sums owed to him by the Company, including, but not limited to, vacation, wages, bonuses, and other incentive compensation. Any further wages, bonuses, or other compensation claimed to be owed by Blauwiekel were disputed in good faith and on a reasonable basis by the Company, and have been fully compromised and paid to Blauwiekel by this Agreement as set forth below. Blauwiekel is not owed any additional sums or compensation, and the benefits and sums set forth in this Agreement are over and above any sums that Blauwiekel would otherwise have been entitled to in connection with his separation of employment with the Company.


NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Blauwiekel and Company agree as follows:


                   SEVERANCE AGREEMENT & GENERAL RELEASE TERMS



1. Resignation. Blauwiekel voluntarily resigned his employment with the Company, including his service as an officer, effective February 6, 2001 (the "Separation Date"). Blauwiekel acknowledges and agrees that he has been paid all wages, salary, and vacation earned or accrued up to the effective date of his resignation.

2. Severance Benefits. After the Effective Date, the Company shall pay to Blauwiekel the following:

        a) Cash Severance. A cash severance of Eighty Seven Thousand and Five Hundred Dollars ($87,500), payable by check, representing five months of Blauwiekel's annual salary. From this sum, the Company shall deduct tax withholdings and any other usual and customary deductions applicable to the payment of severance.

        b) AIP. The Company shall pay by check to Blauwiekel the sum of Sixty Nine Thousand and Five Hundred and Seven Dollars ($69,507) reflecting the year 2000 annual incentive payment at target and on a pro rata basis consistent with Blauwiekel's actual term of employment. From this sum, the Company shall deduct tax withholdings and any other usual and customary deductions applicable to the payment of wages.

        c) Health, Life, and Dental. In the event Blauwiekel elects to continue health, life, and/or dental insurance coverage with the Company under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), the Company shall pay the premiums, in the amount of the usual employer's contribution, for said insurance coverage, for Blauwiekel, including any of his currently covered dependents, until August 15, 2001 or until Blauwiekel becomes eligible to obtain comprehensive health, life, dental insurance coverage from another employer, whichever occurs first.

        d) Outplacement. Company shall retain and pay up to a maximum of Twenty Five Thousand Dollars ($25,000) for Executive-level Outplacement Services to be provided to Blauwiekel for a period of one year commencing on the Effective Date or until Blauwiekel secures employment, whichever occurs first.

        e) Stock Options. Company shall take the steps necessary to accelerate vesting to the Effective Date of this Agreement those Six Thousand Six Hundred and Sixty Seven (6,667) options granted to Blauwiekel and scheduled to vest within the next 60 days. Vested options must be exercised within thirty days of the Effective Date.

        f) Leased Automobile. In the event that Blauwiekel elects to purchase his vehicle which is currently-leased from Donlen Corporation, Company shall pay by check to Blauwiekel an amount equivalent to one-third (1/3) of either the fair market value or the book value (whichever is less), as of the Effective Date, of said vehicle.

3. Indemnification for Tax Obligations. Blauwiekel shall be solely responsible for the full and timely payment of taxes and/or other such obligations, if any, incurred as a result of any and all payments received pursuant to this Agreement except for the severance payments in paragraphs 2a and 2b, collectively, "Tax Obligations". In the event that any tax or other governmental authority makes an inquiry of Company related to Blauwiekel's payment of Tax Obligations, Blauwiekel shall cooperate with Company by providing it with any information reasonably required to respond to said inquiries. Blauwiekel shall fully indemnify and hold Company harmless for and against any and all claims, charges, complaints, causes of action, losses, costs, fees, liabilities, damages, penalties or injuries, including, without limitation, reasonable attorneys' fees, arising out of or related to his failure to satisfy any Tax Obligations.

4. Satisfaction Of Wage Claims. The parties acknowledge that any claims of Blauwiekel for benefits, commissions, compensation, payments, remuneration, salary, vacation and wages were disputed in good faith by the Company, that any and all claims by Blauwiekel for benefits, commissions, compensation, payments, remuneration, salary, vacation and wages have been compromised and resolved by this Agreement, and that Blauwiekel is not owed any further additional or benefits, commissions, compensation, payments, remuneration, salary, vacation or wages.

5. General Release. Except as to the provisions and obligations set forth in this Agreement, Blauwiekel hereby generally releases and forever discharges the Company, its present and former directors, officers, employees, agents, attorneys, accountants, consultants, successors, assigns and affiliates from any and all claims, demands, complaints, causes of action, losses, liabilities, penalties, costs, attorneys' fees, expenses, damages, indemnities and obligations of any and every kind, nature and character in law, equity or otherwise, present, past or future, suspected or unsuspected, disclosed or undisclosed, of any nature whatsoever, whether now known or unknown, foreseen or unforeseen, created by statute, rule, regulation or professional code, that Blauwiekel ever had, now has or hereinafter can, shall or may have, by reason of, arising out of or in any way relating to any acts, omissions, events or circumstances from the beginning of time up to the Effective Date of this Agreement, including but not limited to Blauwiekel's hiring or separation from the Company. By way of example only, and not as a limitation, the matters released under this provision include, without limitation, all claims related to wages, salaries or other compensation; payments, benefits and fringe benefits, back pay and front pay; expense reimbursements for residence relocation; housing and automobile allowances; expense reimbursements for club/association memberships, travel and business items and subscriptions; vacation, holiday and sick pay; life, health, accident, disability and workers' compensation insurance; and contributions/payments to retirement or pension participation plans. The matters released under this provision also extend to rights or claims under California's Fair Employment & Housing Act (Govt. C Section 12940 et. seq., which prohibits discrimination on the basis of race, religion, color, sex, age, mental disability, physical disability, medical condition, marital status, sexual orientation, and other protected categories), Title VII of the Civil Rights Act (42 U.S.C. Section 2000e et. seq., which prohibits discrimination on the basis of race, sex, national origin, color, and religion), the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et. seq., which prohibits discrimination against and requires reasonable accommodation of qualified disabled workers under certain circumstances), the federal Family Medical Leave Act (29 U.S.C. Section 2601 et. seq.), California's Family Rights Act (Govt. C Section 12945.2) (which provides leaves of absences to employees under certain circumstances), the California Labor Code, the federal Fair Labor Standards Act (29 U.S.C. Section 201 et. seq.), the Employee Retirement Income Security Act (29 U.S.C. Section 1001 et. seq.), and any and all other local, municipal, state and federal statutes and laws.

6. Waiver of Known/Unknown/Suspected/Unsuspected Claims. Blauwiekel waives and relinquishes all rights and benefits that might be afforded to him under Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of this waiver. Section 1542 of the Civil Code of the State of California states as follows:

                "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        Thus, notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release and discharge of the Releases, Blauwiekel expressly acknowledges that this Agreement is intended to include all claims which he does not know or suspect to exist in his favor at the time of execution, and that the settlement agreed upon contemplates the extinguishment of any such claims.

7. No Disclosure of Confidential Information. Blauwiekel shall not use or disclose any confidential information and/or trade secrets of which he may have obtained knowledge or possession during his employment with Company, except with Company's prior written consent. Such confidential information and trade secrets include, but are not limited to, financial information, and information regarding Company's business goals, plans, policies, and strategies.

8. No Solicitation of Employee's. Blauwiekel shall not directly or indirectly induce or solicit, for a period of one year after the Effective Date, any Company employee to leave his or her employment with the Company.

9. Return of Property. Immediately after the Effective Date, Blauwiekel shall take all steps necessary to return any and all of Company's property. This includes, by way of example only and not as a limitation, the corporate leased car, computers, telecommunications devices, personnel or office files, and office keys or keycards.

10. Cooperation in Defending Claims. Blauwiekel shall reasonably cooperate with Company upon its reasonable requests in connection with any disputes with or claims by current or former employees against Company and/or its officers, directors, employees, agents, representatives, or any other person or entity.

11. Binding Arbitration of Disputes. Any controversy or claim related to or arising out of this Agreement or its breach or its validity/enforceability shall be resolved by final and binding arbitration to take place in Los Angeles, California, in accordance with the

        Employment Dispute Resolution Rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator(s) may be entered by any court of competent jurisdiction. The parties are to bear their own costs and expenses in connection with such arbitration, except as specified below.

12. Attorneys' Fees and Costs. If any legal action, arbitration or other proceeding is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in that action, arbitration or proceeding, in addition to any other relief to which the party may be entitled under law or equity.

13. Governing Law. This Agreement is entered into in the State of California, and shall be construed and interpreted in accordance with the laws of that state, notwithstanding any conflicts or choice of law provisions or principles to the contrary.

14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

15. Complete Agreement; Written Modification Only. This Agreement contains the entire agreement of the parties and constitutes the complete, final and exclusive embodiment of their agreement with respect to its subject matter. This Agreement supersedes any and all prior correspondence, arrangements, representations and understandings, whether written or oral, express or implied, with respect to its subject matter. This Agreement may not be modified except by a writing designated specifically as an amendment to this Agreement and signed by Blauwiekel and an officer of the Company.

16. No Waiver. No waiver by a party of a breach of any provision of this Agreement shall operate as, or be construed to be, a waiver of any subsequent breach.

17. Headings. Headings used in this Agreement are for convenience of reference only, and shall not be considered a part of this Agreement or be construed to affect the interpretation of any of its provisions.

18. Severability. If any provision of this Agreement is deemed or held invalid or unenforceable in whole or in part for any reason, that provision shall be deemed severed from the remainder of this Agreement, and shall in no way affect or impair the validity or enforceability of any portion or all of this Agreement, which otherwise shall be fully enforceable and valid to the fullest extent consistent with the expressed desire of the parties to effectuate a complete extinguishing of Employee's claims and potential claims against the Company.

19. No Admission. It is expressly understood by the Parties that this Agreement serves to effectuate an amicable severance of employment, and that the willingness of the Parties to enter into this Agreement is not, nor is it to be construed as, an admission of legal liability or wrongdoing of any kind on the part of any of the Parties. Rather, all of the Parties expressly deny any legal liability or wrongdoing and intend by this Agreement only to effectuate an amicable and confidential severance.



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

20. Confidentiality. Blauwiekel agrees to keep the existence, terms and conditions of this Agreement strictly confidential and not to publicize, communicate, disclose, or reveal in any manner whatsoever, either directly or indirectly, the terms, or conditions of this Agreement to any person or entity other than to say that Blauwiekel has resigned his employment with Company and the severance was an amicable one.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. The Parties may sign facsimile copies of this Agreement, which shall each be deemed originals.



          2/6/01                           /S/ NICK BLAUWIEKEL
--------------------------                 ------------------------------------
          Dated                            Nick Blauwiekel



                                           Teledyne Technologies, Inc.

          2/6/01                           /S/ JOHN T. KUELBS
--------------------------                 ------------------------------------
          Dated                            By: John T. Kuelbs
                                           Title: Senior Vice President,
                                                  General Counsel and
                                                  Secretary


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                                                                   EXHIBIT 10.15
                                                                   CONTINUED



    WAIVER & RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT



        This Waiver & Release of Claims Under The Age Discrimination In Employment Act ("ADEA Waiver") is entered into by and between Nick Blauwiekel ("Blauwiekel") and Teledyne Technologies Incorporated ("Company"). This ADEA Waiver is independent of and apart from any other severance agreement entered into between the parties.

                                    RECITALS

A. This Waiver & Release is offered to Blauwiekel in connection with the separation of his employment from Company which was effective February 6, 2001. This Waiver & Release offers Blauwiekel a lump sum payment separate and apart and over and above any other severance being offered to him in connection with his employment termination. Blauwiekel is being offered this separate lump sum for the waiver and release of age-related claims as provided for and contemplated under the Age Discrimination in Employment Act of 1967 ("ADEA") (29 U.S.C. Section 621 et. seq.) and comparable laws.

B. This Waiver & Release has been delivered to Blauwiekel on February 5, 2001, and he has been advised that he has 21 days to review, consider, and accept or reject this document.

                                RELEASE & WAIVER

        1. Payment For ADEA Release & Waiver. In exchange for Blauwiekel's waiver and release set forth below, the Company shall pay Blauwiekel the sum of $25,000 by check, due and payable upon expiration of the 7-day revocation period set forth below so long as Blauwiekel does not revoke his acceptance within that time. Blauwiekel shall be solely responsible for the full and timely payment of all taxes incurred as a result of this payment, and agrees to indemnify and hold Company harmless from any tax liabilities arising out of this payment.

        2. ADEA Release. In exchange for the payment set forth below, Blauwiekel hereby generally releases and forever discharges the Company, its present and former directors, officers, employees, agents, attorneys, accountants, consultants, successors, assigns and affiliates from any and all claims, demands, complaints, causes of action, losses, liabilities, penalties, costs, attorneys' fees, expenses, damages, indemnities and obligations of any and every kind, nature and character in law, equity or otherwise, arising out of, involving, or in any way relating to Blauwiekel's age, including but not limited to, claims of age discrimination under the Age Discrimination in Employment Act of 1967 ("ADEA") (29 U.S.C. Section 621 et. seq.).

        3. Knowing Waiver. Blauwiekel is over 40 years old and, as such, is covered by ADEA. He hereby acknowledges his knowing and voluntary intent to waive all rights and claims he has or might have under the ADEA and any other federal, state, municipal, or local law involving age-related claims. Blauwiekel expressly acknowledges and affirms that as a Human Resources executive, he has special expertise and knowledge about ADEA and that he is making this waiver with a full understanding of its meaning and effect and for the purpose of effectuating a complete release of all possible claims against the Company. Blauwiekel additionally acknowledges the following information:

        (a) Blauwiekel has been given twenty-one (21) days to consider this Release & Waiver before executing it;

        (b) Blauwiekel has carefully read and fully understands all of the provisions of this Release & Waiver;

        (c) Blauwiekel is, through this Release & Waiver, releasing the Company from any and all claims he may have against it;

        (d)     Blauwiekel voluntarily agrees to all terms in this Release &
                Waiver;

        (e)     Blauwiekel knowingly intends to be bound by this Release &
                Waiver;

        (f) Blauwiekel was and hereby is again advised to consider the terms of this Release & Waiver and consult with an attorney of his choice prior to executing this Release & Waiver;

        (g) Blauwiekel has a full seven (7) days after executing this Release & Waiver to revoke this Release & Waiver and has been and hereby is advised in writing that this Release & Waiver shall not become effective or enforceable until the revocation period has expired. Revocation shall be effective only upon Blauwiekel's written notice delivered to John Kuelbs, General Counsel for Teledyne, within that seven day period; and

        (h) Blauwiekel understand that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. ss. 621, et seq.), that may arise after the date this Release & Waiver is executed are not waived.

        4. Arbitration of Disputes. Blauwiekel also agrees that any claims or disputes arising out of this Release & Waiver, including any issues regarding its interpretation, scope, or enforceability, shall be submitted to binding arbitration in Los Angeles in accordance with the Labor/Employment rules of the American Arbitration Association ("AAA"), which shall be the final and exclusive remedy for all claims or disputes. Each party to bear their own costs, fees, and expenses. The arbitration award will be binding and conclusive on the parties and may be enforced in a court of competent jurisdiction in Los Angeles, California.

        5. Integrated Writing. This sets forth the sole and entire agreement between the parties regarding the waiver and release of age-related claims, and there are no other agreements or understandings, whether oral, written, express, or implied, not set forth in this Release & Waiver. You also acknowledge that there have been no promises or representations made to you that are not contained in this document. This Release & Waiver shall not be amended except in writing designated as an amendment to this Release & Waive and signed by Blauwiekel and an officer of the Company.

        6. Governing Law. This Release & Waiver is entered into in the State of California, and shall be construed and interpreted in accordance with the laws of that state, notwithstanding any conflicts or choice of law provisions or principles to the contrary.

        7. Successors and Assigns. This Release & Waiver shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

        8. No Waiver. No waiver by a party of a breach of any provision of this Release & Waiver shall operate as, or be construed to be, a waiver of any subsequent breach.

        9. Headings. Headings used in this Release & Waiver are for convenience of reference only, and shall not be considered a part of this Release & Waiver or be construed to affect the interpretation of any of its provisions.

        10. Severability. If any provision of this Release & Waiver is deemed or held invalid or unenforceable in whole or in part for any reason, that provision shall be deemed severed from the remainder of this Release & Waiver, and shall in no way affect or impair the validity or enforceability of any portion or all of this Release & Waiver, which otherwise shall be fully enforceable and valid to the fullest extent consistent with the expressed desire of the parties to effectuate a complete extinguishing of Blauwiekel's claims and potential claims against the Company.

        11. No Admission. It is expressly understood by the Parties that this Release & Waiver serves to effectuate an amicable severance of employment, and that the willingness of the Parties to enter into this Release & Waiver is not, nor is it to be construed as, an admission of legal liability or wrongdoing of any kind on the part of any of the Parties. Rather, all of the Parties expressly deny any legal liability or wrongdoing and intend by this Release & Waiver only to effectuate an amicable and confidential severance.

        12. Confidentiality. Blauwiekel agrees to keep the existence, terms and conditions of this Release & Waiver strictly confidential and not to publicize, communicate, disclose, or reveal in any manner whatsoever, either directly or indirectly, the terms, or conditions of this Release & Waiver to any person or entity other than to say that Blauwiekel has resigned his employment with Company and the severance was an amicable one.

        13. Counterparts. This Release & Waiver may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. The Parties may sign facsimile copies of this Release & Waiver, which shall each be deemed originals.




          2/6/01                           /S/ NICKOLAS BLAUWIEKEL
--------------------------                 ------------------------------------
          Dated                            Nick Blauwiekel



                                           Teledyne Technologies, Inc.

          2/6/01                           /S/ JOHN T. KUELBS
--------------------------                 ------------------------------------
          Dated                            Title: Senior Vice President,
                                                  General Councel and
                                                  Secretary



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